Exhibit 99.1

SuRo Capital Corp. Third Quarter 2020

Preliminary Investment Portfolio Update

Net Asset Value Anticipated to Be $12.30 to $12.60, Adjusted for $0.40 Per Share in Dividends

Conversion Rate Adjustment for Convertible Notes Due to Dividend Announced

SAN FRANCISCO, CA., October 5, 2020 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq:SSSS) today provided the following preliminary update on its investment portfolio for the third quarter ended September 30, 2020.

“Given the volatility in the financial markets and the investment activity in some of our largest positions, we wanted to provide a preliminary quarter-end update for our shareholders,” said Mark Klein, President and Chief Executive Officer of SuRo Capital. “During the third quarter, we participated in a follow-on investment in Coursera, Inc. and realized a significant gain through a sale of a portion of our unrestricted shares of Palantir Technologies, Inc. Our investment pipeline remains robust, and we are pursuing exciting transactions, in both high-quality debt and equity opportunities, which we hope to complete before the end of the year.”

Klein continued, “We are pleased that our board of directors declared a $0.25 dividend late last month and we anticipate we will declare and pay an additional dividend by year end.”

As previously reported, SuRo Capital’s net assets totaled approximately $192.7 million, or $11.84 per share, at June 30, 2020, and approximately $213.9 million, or $11.24 per share as of September 30, 2019. As of September 30, 2020, SuRo Capital’s dividend adjusted net asset value is estimated to be between $12.30 and $12.60 per share.

Investment Portfolio Update

At September 30, 2020, SuRo Capital held positions in 24 portfolio companies – all privately-held with the exception of Palantir Technologies, Inc.

During the three months ended September 30, 2020, SuRo Capital exited its investment in 4C Insights and a portion of its investment in Palantir Technologies, Inc.:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain
Palantir Technologies, Inc.	9/30/2020	400,000	$10.24	$4.1 million	$3.0 million
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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sales.

Portfolio Company	Investment	Transaction Date	Net Proceeds	Realized Loss
4C Insights (f/k/a The Echo Systems Corp)(1)	Common Shares	7/29/2020	$0.8 million	$(0.6) million
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(1)	In connection with the exit of 4C Insights, SuRo Capital received an immaterial equity distribution in Kinetiq LLC.

During the three months ended September 30, 2020, SuRo Capital made the following investment:

Portfolio Company	Investment	Transaction Date	Amount
Coursera, Inc.	Series F Preferred Shares	7/16/2020	$2.8 million

Subsequent to the quarter-ended September 30, 2020 and through October 2, 2020, SuRo Capital exited an additional portion of its investment in Palantir Technologies, Inc. and realized a portion of the collateralized loan and equity upside to Palantir Lending Trust:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain
Palantir Technologies, Inc.	10/01/2020	200,000(2)	$9.57	$1.9 million	$1.3 million
Palantir Lending Trust	10/02/2020	784,491(3)	$10.50	$5.8 million(4)	$0.7 million(5)

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of October 2, 2020, SuRo Capital holds 5,173,690 public shares of Palantir Technologies, Inc. common stock. Of the remaining common shares of Palantir Technologies, Inc. held by SuRo Capital, 4,618,952 are subject to certain lock-up restrictions.
(3)	The Palantir Lending Trust promissory note is collateralized with 2,260,000 common shares of Palantir Technologies, Inc to which SuRo Capital retains a beneficial equity upside interest. As of October 2, 2020, 1,475,509 shares remain in Palantir Lending Trust, a portion of which are subject to certain lock-up restrictions.
(4)	Net proceeds expected to be received from Palantir Lending Trust reflect the following: (1) payment of accrued interest through September 30, 2020; (2) paydown of promissory note principal; and (3) proceeds related to the partial sale of Palantir Technologies, Inc. shares collateralizing the loan to which SuRo Capital retains a beneficial equity upside interest.
(5)	Realized gain from SuRo Capital’s investment in the Palantir Lending Trust is generated by the beneficial equity upside interest received as a result of the sale of a portion of the shares collateralizing the existing promissory note to Palantir Lending Trust.

At-The-Market Offering

On September 23, 2020, SuRo Capital increased the maximum dollar amount of shares of common stock that may be sold through its at-the-market offering (the “ATM Offering”) to $150.0 million from $50.0 million.

During the quarter ended September 30, 2020, SuRo Capital sold 3,808,979 shares under the ATM Offering for gross aggregate proceeds of approximately $50.9 million. The Company did not sell any shares of its common stock under the ATM Offering beginning September 29, 2020 to date. The remaining aggregate dollar value of shares that may yet be sold by the Company under the ATM Offering is approximately $99.1 million.

Share Repurchase Program

To date, SuRo Capital has repurchased 4,452,049 shares under its Share Repurchase Program for an aggregate purchase price of $27.3 million since inception of the Share Repurchase Program in August 2017. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $2.7 million.

Under the publicly announced Share Repurchase Program and the Modified Dutch Auction Tender Offer completed during the fourth quarter of 2019, to date, the Company has repurchased 5,901,324 shares of its common stock for approximately $37.3 million.

Adjustment to Conversion Rate for Convertible Notes

As a result of SuRo Capital’s $0.25 per share cash dividend announced on September 28, 2020, an adjustment to the conversion rate of the Company’s 4.75% Convertible Senior Notes due 2023 (the “Notes”) has been made.

Effective as of October 5, 2020, the conversion price applicable to the Notes has been adjusted to $9.84 per share (101.6664 shares of the Company’s common stock per $1,000 principal amount of Notes) from the most recent conversion price of $10.10 per share (99.0298 shares of the Company’s common stock per $1,000 principal amount of Notes), which has been in effect since August 11, 2020. The adjustment to the conversion rate of the Notes was made pursuant to the supplemental indenture governing the Notes as a result of the Company’s cash dividend of $0.25 per share, payable on October 20, 2020 to the Company’s common stockholders of record as of the close of business on October 5, 2020. The ex-dividend date is October 2, 2020.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its third quarter results during the week of November 2, 2020.

Certain Information Regarding the Dividends

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com